Exhibit 99.1

SUNCOKE ENERGY, INC. PROVIDES 2012 OUTLOOK

•	Full year 2012 Adjusted EBITDA is projected to be between $250 million and $280 million

•	2012 capital expenditures, including investments, are anticipated to be approximately $150 million

•	Domestic coke production is expected to increase to 4.0 - 4.2 million tons in 2012, primarily due to the start-up of the new Middletown, Ohio cokemaking facility

•	Coal production is projected to increase by 400,000 tons to about 1.8 million tons in 2012

Lisle, IL. (November 29, 2011) – SunCoke Energy, Inc. (NYSE: SXC) today provided an outlook for its business in 2012 including guidance on coke and coal production, earnings, capital expenditures and other key financial measures.

“2011 was a foundational year for SunCoke and one that positioned us well for the future.” said Frederick “Fritz” A. Henderson, Chairman and Chief Executive Officer of SunCoke Energy, Inc. “In 2012, we expect adjusted EBITDA to be between $250 million to $280 million, a projected increase of at least $100 million versus 2011. We expect this projected increase will be driven by production at our new Middletown, Ohio facility, year-over-year improvement in our Indiana Harbor operations and higher sale prices and production volumes in our coal mining segment.”

Henderson continued, “In addition, in 2012 we expect to make further progress on our long-term strategic objective to grow our global cokemaking business by focusing on our entry into India and obtaining permits for a new U.S. cokemaking plant in anticipation of an eventual market recovery.”

SunCoke also noted that capital expenditures and investments in 2012 are expected to be approximately $150 million, including a potential $30 million investment in India, versus an estimated $280 million in 2011. This anticipated lower level of capital spending reflects lower expansion capital requirements due to the completion of the Middletown facility. Free cash flow is expected to be in excess of $50 million in 2012. In addition, in 2012, SunCoke expects corporate costs to be between $30 million to $35 million, its effective tax rate to be between 20 percent and 24 percent and earnings per share to be between $1.30 and $1.65 based on 70 million shares outstanding.

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UPCOMING COMMUNICATIONS

As previously announced, members of SunCoke’s senior management will present at the following investor conferences:

•

Frederick “Fritz” A. Henderson, Chairman and Chief Executive Officer, and Mark Newman, Senior Vice President and Chief Financial Officer, will present at the Goldman Sachs Global Steel Conference in New York, NY at 9:30 a.m. ET on Tuesday, November 29, 2011.

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Mark Newman, Senior Vice President and Chief Financial Officer will present at the Bank of America Merrill Lynch Leveraged Finance Conference in Orlando, FL at 2:00 p.m. ET on Wednesday, November 30, 2011.

These presentations will be webcast live and archived for replay for a limited time in the Investor Relations section of the Company’s website at www.suncoke.com.

DEFINITIONS

•	This press release includes certain forward-looking non-GAAP financial measures.

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Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for sales discounts and the deduction of income attributable to non-controlling interests in our Indiana Harbor cokemaking operations. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuels tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit which is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also reflects the deduction of income attributable to noncontrolling interests in our Indiana Harbor cokemaking operations. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Company’s net assets and is indicative of the Company’s ability to generate cash from operations.

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Free Cash Flow equals cash from operations less cash used in investing activities less cash distributions to non-controlling interests. Management believes Free Cash Flow information enhances an investor’s understanding of a business’ ability to generate cash. Free Cash Flow does not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses.

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The GAAP measures most comparable to the forward-looking non-GAAP financial measures included in this press release are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with more than 45 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards.

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Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 100 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions.

Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process; effects of railroad, barge, truck and other transportation performance and costs; changes in the marketplace that may affect supply and demand for the Company’s metallurgical coal and/or coke products; relationships with, and other conditions affecting, customers; the deferral of contracted shipments of coal or coke by customers; ability to collect payments from customers; volatility and cyclical downturns in the carbon steel industry and other industries in which the Company’s customers operate; the ability to secure new coal supply agreements or to renew existing coal supply agreements or to enter into new long-term agreements for the supply of metallurgical coke to domestic and/or foreign steel producers; the ability to acquire or develop coal reserves in an economically feasible manner; defects in title or the loss of one or more mineral leasehold interests; effects of geologic conditions, weather, natural disasters and other inherent risks beyond the Company’s control; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in the Company’s coal mining and/or cokemaking operations, and in the operations of major customers and/or suppliers; changes in the expected operating levels of the Company’s assets; ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in coke sales agreements; disruptions in the quantities of coal produced by contract mine operators; ability to obtain and renew mining permits, and the availability and cost of surety bonds needed in coal mining operations; availability of skilled employees and other workplace factors; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); changes in product specifications; ability to identify, execute and integrate acquisitions and have them perform at anticipated levels; ability to enter into joint ventures and other similar arrangements under favorable terms; changes in the availability and cost of equity and debt financing; the amount of, and ability to service, outstanding indebtedness and to comply with the restrictions imposed by financing arrangements; changes in credit terms required by suppliers; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; risks related to labor relations and workplace safety; nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers,

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distributors or other business partners; changes in, or new, statutes, regulations, governmental policies and taxes, or their interpretations; the accuracy of estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by the Company; the availability of future permits authorizing the disposition of certain mining waste; claims of noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration, or other proceedings; the possibility that Sunoco, Inc. may not affect its currently intended distribution of its remaining equity stake in the Company; effects resulting from our ultimate separation from Sunoco, Inc.; and the Company’s incremental costs as a stand-alone public company. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy undertakes no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or otherwise.